Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES 2012 FOURTH QUARTER

AND RECORD ANNUAL EARNINGS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 25, 2013) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces its 2012 fourth quarter and record annual profits. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Fourth Quarter and Annual 2012 Highlights:

	Q4	Annual
Net income (000’s)	$1,581	$6,550
Diluted EPS	$0.47	$1.96
Net Interest Margin	4.31%	4.47%
Allowance for loan losses to total loans		1.57%
Total equity to assets		10.74%

John R. Milleson, President and CEO, stated, “We are pleased to report two exciting accomplishments during 2012: the Company produced record profits for the year and continued its streak of consecutive dividend increases, a streak unmatched by most financial institutions. The 2012 dividend of $0.73 per share was the 26th consecutive year of a dividend increase for the Company. The year’s record earnings were primarily a result of a very steady and strong net interest margin of 4.47% and lower loan loss provisions. That level of core earnings afforded the Company the ability to aggressively manage its non-performing assets as well as begin an expansion east into Loudoun County. The Bank’s twelfth retail branch is currently under construction at 203 Hirst Road in Purcellville, Virginia and will open in April 2013. To branch at a time when many banks are contracting is a strategic initiative of which we want to take full advantage.”

Income Statement Review

Net income for the quarter ended December 31, 2012 was $1.6 million reflecting an increase of 128.1% from the quarter ended December 31, 2011. Net income was $6.5 million for the year ended December 31, 2012 which represented an increase of 51.5% when compared to net income for the same period in 2011. These increases resulted mostly from reduced interest costs and loan loss provisions.

Net interest income for the quarter ended December 31, 2012 was $5.7 million, which represented a decrease of 3.3% when compared to $5.9 million for the same period in 2011. Net interest income for the year ended December 31, 2012 was $23.2 million which represented an increase of 1.8% when compared to $22.8 million in 2011. This increase in net interest income for the year resulted mostly from the decline in the Company’s funding costs.

Total loan interest income was $5.5 million for the quarter ended December 31, 2012, reflecting a decrease of $305,000 from the quarter ended December 31, 2011. Total loan interest income was $22.6 million for the year ended December 31, 2012, reflecting a decrease of $440,000 from the year ended December 31, 2011. Average loans for the quarter ended December 31, 2012 were $420.2 million compared to $409.1 million for the same period in 2011. Average loans for the year ended December 31, 2012 were $420.8 million compared to $405.8 million for 2011. The tax equivalent yield on average loans for the quarter ended December 31, 2012 was 5.26%, down 43 basis points from the same time period in 2011. The tax equivalent yield on average loans for the year ended December 31, 2012 was 5.39%, down 31 basis points from 2011. Interest income from the investment portfolio was $933,000 thousand for the quarter ended December 31, 2012, reflecting a decrease of 15.6% when compared to $1.1 million for the same period in 2011. Interest income from the investment portfolio was $4.0 million for the year ended December 31, 2012 and $4.5 million for 2011.

Total interest expense was $814,000 for the three months ended December 31, 2012 and $1.1 million for three months ended December 31, 2011. Total interest expense for the year ended December 31, 2012 was $3.4 million, representing a decrease of $1.4 million or 29.6% from the year ended December 31, 2011. The average cost of interest bearing liabilities decreased 23 basis points when comparing the quarter ended December 31, 2012 to the same time period in 2011. The average cost of interest bearing liabilities decreased 31 basis points when comparing the year ended December 31, 2012 to the same time period in 2011. The average balance of interest bearing liabilities decreased $17.4 million from the quarter ended December 31, 2011 to the same period in 2012. The average balance of interest bearing liabilities decreased $19.9 million from the year ended December 31, 2011 to the same period in 2012. The decline in interest bearing liabilities for both periods resulted from maturities of wholesale borrowings and time deposits.

The net interest margin was 4.31% for the quarter ended December 31, 2012. When compared to the quarter ended December 31, 2011, the net interest margin decreased 16 basis points. The net interest margin was 4.47% for the year ended December 31, 2012. When compared to the year ended December 31, 2011, the net interest margin increased seven basis points. This increase was attributable to the decreased cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.5 million for the quarter ended December 31, 2012 and $1.3 million for the same period in 2011. Noninterest income was $6.1 million for the year ended December 31, 2012 and $5.9 million for the same period in 2011. Increases in service release premiums received from secondary market mortgage activity were the largest contributor to the year’s increase in noninterest income. Noninterest expense was $5.0 million for the quarter ended December 31, 2012 and $5.5 million for the quarter ended December 31, 2011. Noninterest expense was $18.5 million and $19.3 million for the years ended December 31, 2012 and 2011, respectively. The majority of the decrease in noninterest expense resulted from a one-time adjustment to FDIC assessment expense. The Company determined that the balance of the Company’s prepaid FDIC insurance was too low and as a result made a $199,000 adjustment to increase the prepaid balance and decrease the corresponding expense in the quarter ended June 30, 2012. Decreases in other operating expenses relate to the Company’s efforts to improve efficiency by diligently managing and monitoring its operating expenses.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $10,000 for the three months ended December 31, 2012, compared to $900,000 for the quarter ended December 31, 2011. Provisions for loan losses were $1.7 million for the year ended December 31, 2012, compared to $3.8 million for the year ended December 31, 2011. The ratio of allowance for loan losses to total loans was 1.57% at December 31, 2012 and 2.13% at December 31, 2011. The ratio of allowance for loan losses to total nonaccrual loans was 272.5% at December 31, 2012 and 357.0% at December 31, 2011. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The decreased provision for the quarter and the year mostly resulted from the decrease in the amount of specific allocations required for impaired loans. During the year, several impaired loan balances were partially charged off while others had been completely charged off and moved to other real estate owned. At December 31, 2012, impaired loans totaled $15.3 million and had related specific allocations of $2.4 million. At December 31, 2011, impaired loans totaled $19.9 million and had related specific allocations of $4.2 million.

Nonperforming assets increased slightly from $5.0 million or 0.87% of total assets at December 31, 2011 to $5.6 million or 0.94% of total assets at December 31, 2011. This increase resulted mostly from the increase in other real estate owned. Several loans had been charged off and moved to other real estate owned during the year, including two large commercial real estate loans whose collateral was valued at $853,000 at December 31, 2012.

Total nonaccrual loans totaled $2.4 million at December 31, 2012 and 2011. During the fourth quarter of 2012, the Bank placed one loan totaling $230,000 on nonaccrual status. Although this loan is unsecured, the majority of the Bank’s other nonaccrual loans are secured by real estate. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Loans greater than 90 days past due and still accruing increased from $94,000 at December 31, 2011 to $208,000 at December 31, 2012.

The Company realized $1.4 million in net charge-offs for the quarter ended December 31, 2012 versus $48,000 for the same period in 2011. The Company realized $3.8 million in net charge-offs for the year ended December 31, 2012 versus $2.1 for 2011. The 2012 loan charge offs were concentrated in larger balance commercial real estate loans while the 2011 loan charge offs were concentrated in residential real estate. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary concern of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2012 were $593.3 million, which represented an increase of $25.3 million or 4.5% from total assets of $568.0 million at December 31, 2011. Total loans increased $7.7 million from $410.4 million at December 31, 2011 to $418.1 million at December 31, 2012. Considering the continued low interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $28.6 million to $477.1 million at December 31, 2012 from $448.5 million at December 31, 2011. The Company held $9.9 million in brokered deposits at December 31, 2012 and 2011.

Securities sold under agreement to repurchase were $10.0 million at December 31, 2012 and 2011. Borrowings with the Federal Home Loan Bank of Atlanta were $32.3 million at December 31, 2012 and $42.3 million at December 31, 2011.

Equity

Shareholders’ equity was $63.7 million at December 31, 2012 and $58.1 million at December 31, 2011. The book value of the Company at December 31, 2012 was $19.11 per common share. Total common shares outstanding were 3,352,523 at December 31, 2012. On January 16, 2013, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of January 28, 2013 and payable on February 15, 2013.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS	For the Three Months Ended
	4Q12	3Q12	2Q12	1Q12	4Q11

Net Income (dollars in thousands)	$1,581	$1,253	$2,002	$1,714	$693
Earnings per share, basic	$0.47	$0.38	$0.60	$0.52	$0.21
Earnings per share, diluted	$0.47	$0.37	$0.60	$0.25	$0.21

Return on average total assets	1.08%	0.88%	1.43%	1.23%	0.48%
Return on average total equity	9.95%	8.01%	13.29%	11.74%	4.76%
Dividend payout ratio	40.43%	47.37%	30.00%	34.62%	85.71%
Fee revenue as a percent of total revenue	20.32%	20.40%	20.26%	19.18%	18.53%

Net interest margin(1)	4.31%	4.40%	4.60%	4.56%	4.47%
Yield on average earning assets	4.91%	5.01%	5.23%	5.25%	5.28%
Yield on average interest-bearing liabilities	0.83%	0.85%	0.87%	0.94%	1.07%
Net interest spread	4.08%	4.16%	4.36%	4.31%	4.21%
Tax equivalent adjustment to net interest income (dollars in thousands)	$198	$200	$207	$212	$214

Non-interest income to average assets	1.05%	1.09%	1.12%	1.06%	0.88%
Non-interest expense to average assets	3.41%	3.20%	3.12%	3.31%	3.73%

Efficiency ratio(2)	60.91%	61.36%	56.96%	61.43%	72.60%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q12	3Q12	2Q12	1Q12	4Q11
BALANCE SHEET RATIOS
Loans to deposits	87.63%	93.51%	94.36%	92.92%	91.52%
Average interest-earning assets to average-interest bearing liabilities	139.30%	139.84%	138.63%	136.42%	132.72%
PER SHARE DATA
Dividends	$0.19	$0.18	$0.18	$0.18	$0.18
Book value	$19.11	$18.78	$18.47	$18.05	$17.67
Tangible book value	$19.11	$18.78	$18.47	$18.05	$17.67
SHARE PRICE DATA
Closing price	$22.00	$21.50	$20.10	$20.75	$16.81
Diluted earnings multiple(1)	11.70	14.53	8.38	9.98	20.01
Book value multiple(2)	1.15	1.15	1.09	1.15	0.95
COMMON STOCK DATA
Outstanding shares at end of period	3,352,523	3,344,737	3,337,251	3,320,600	3,300,692
Weighted average shares outstanding	3,348,630	3,341,050	3,326,999	3,316,005	3,305,189
Weighted average shares outstanding, diluted	3,359,611	3,352,337	3,337,114	3,321,687	3,312,290
CAPITAL RATIOS
Total equity to total assets	10.74%	10.94%	10.83%	10.64%	10.23%
CREDIT QUALITY
Net charge-offs to average loans	0.33%	0.40%	0.13%	0.04%	0.01%
Total non-performing loans to total loans	0.63%	1.19%	0.43%	0.59%	0.62%
Total non-performing assets to total assets	0.94%	1.30%	0.71%	0.94%	0.87%
Non-accrual loans to:
total loans	0.58%	1.19%	0.39%	0.48%	0.60%
total assets	0.41%	0.89%	0.30%	0.36%	0.43%
Allowance for loan losses to:
total loans	1.57%	1.86%	2.01%	2.13%	2.13%
non-performing assets	118.38%	16.64%	213.78%	168.99%	176.06%
non-accrual loans	272.45%	156.37%	509.93%	445.46%	357.00%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$208	$10	$163	$449	$94
Non-accrual loans	2,414	5,091	1,692	1,995	2,449
Other real estate owned and repossessed assets	2,934	2,364	2,181	2,815	2,423
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$1,516	$1,801	$609	$237	$327
(Recoveries)	(122)	(84)	(50)	(81)	(279)
Net charge-offs (recoveries)	1,394	1,717	559	156	48
PROVISION FOR LOAN LOSSES (dollars in thousands)	$10	$1,050	$300	$300	$900
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$7,961	$8,628	$8,887	$8,743	$7,891
Provision	10	1,050	300	300	900
Net charge-offs (recoveries)	1,394	1,717	559	156	48
Balance at the end of period	$6,577	$7,961	$8,628	$8,887	$8,743

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2012	Unaudited 9/30/2012	Unaudited 6/30/2012	Unaudited 3/31/2012	Audited 12/31/2011

Assets
Cash and due from banks	$48,690	$21,812	$21,941	$11,218	$21,941
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	105,531	103,963	117,654	110,157	117,655
Loans, net of allowance for loan losses	411,520	419,538	401,681	407,535	401,681
Bank premises and equipment, net	16,545	16,420	15,200	16,316	15,200
Other assets	10,990	12,419	11,546	14,949	11,546

Total assets	$593,276	$574,152	$568,022	$560,175	$568,023

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$134,871	$122,093	$107,237	$112,735	$107,238
Savings and interest bearing demand deposits	231,249	219,984	210,158	211,494	210,158
Time deposits	110,981	115,101	131,070	123,930	131,070

Total deposits	$477,101	$457,178	$448,465	$448,159	$448,466
Federal funds purchased and securities sold under agreements to repurchase	10,000	10,000	10,000	10,000	10,000
Federal Home Loan Bank advances	32,250	32,250	42,250	32,250	42,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,002	4,709	2,000	2,958	2,000
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$529,570	$511,354	$509,932	$500,584	$509,933

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,340	8,312	8,217	8,253	8,217
Surplus	10,424	10,218	9,568	9,733	9,568
Retained earnings	41,494	40,548	37,374	38,492	37,374
Accumulated other comprehensive income	3,448	3,720	2,931	3,113	2,931

Total shareholders’ equity	$63,706	$62,798	$58,090	$59,591	$58,090

Total liabilities and shareholders’ equity	$593,276	$574,152	$568,022	$560,175	$568,023

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest and Dividend Income
Interest and fees on loans	$5,532	$5,837	$22,589	$23,029
Interest on federal funds sold	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	511	640	2,187	2,695
Interest income exempt from federal income taxes	335	367	1,383	1,397
Dividends	87	99	384	413
Interest on deposits in banks	14	6	23	37

Total interest and dividend income	$6,479	$6,949	$26,566	$27,571

Interest Expense
Interest on deposits	$368	$548	$1,586	$2,439
Interest on federal funds purchased and securities sold under agreements to repurchase	90	89	360	364
Interest on Federal Home Loan Bank advances	276	374	1,120	1,685
Interest on trust preferred capital notes	80	80	318	317

Total interest expense	$814	$1,091	$3,384	$4,805

Net interest income	$5,665	$5,858	$23,182	$22,766
Provision For Loan Losses	10	900	1,660	3,750

Net interest income after provision for loan losses	$5,655	$4,958	$21,522	$19,016

Noninterest Income
Income from fiduciary activities	$237	$209	$963	$907
Service charges on deposit accounts	397	395	1,509	1,586
Other service charges and fees	828	717	3,404	3,190
Gain on the sale of bank premises and equipment	—	77	—	76
Gain (Loss) on sales of AFS securities	30	(88)	45	67
Other operating income	39	39	206	120

Total noninterest income	$1,531	$1,349	$6,127	$5,946

Noninterest Expenses
Salaries and employee benefits	$2,699	$3,021	$10,634	$10,609
Occupancy expenses	289	278	1,147	1,155
Equipment expenses	163	169	665	676
Advertising and marketing expenses	123	92	470	500
Stationery and supplies	58	71	289	292
ATM network fees	132	169	528	546
Other real estate owned expenses	305	13	362	159
FDIC assessment	90	166	292	712
Computer software expense	31	49	463	507
Professional fees	315	477	1,072	1,111
Other operating expenses	776	996	2,618	3,002

Total noninterest expenses	$4,981	$5,501	$18,540	$19,269

Income before income taxes	$2,205	$806	$9,109	$5,693
Income Tax Expense	624	113	2,559	1,371

Net income	$1,581	$693	$6,550	$4,322

Earnings Per Share
Net income per common share, basic	$0.47	$0.21	$1.97	$1.31

Net income per common share, diluted	$0.47	$0.21	$1.96	$1.31

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$66,614	$2,383	3.58%	$79,430	$2,928	3.69%
Tax-Exempt (1)	37,976	2,015	5.31%	41,151	2,209	5.37%

Total Securities	$104,590	$4,398	4.20%	$120,581	$5,137	4.26%
Loans:
Taxable	$411,944	$21,807	5.29%	$401,992	$22,964	5.71%
Non-accrual	3,540	—	0.00%	2,721	—	0.00%
Tax-Exempt (1)	4,756	301	6.34%	4,375	295	6.73%

Total Loans	$420,240	$22,109	5.26%	$409,088	$23,259	5.69%
Federal funds sold	—	—	0.00%	22	—	0.00%
Interest-bearing deposits in other banks	19,824	56	0.28%	11,613	24	0.21%

Total earning assets	$541,114	$26,563	4.91%	$538,582	$28,420	5.28%
Allowance for loan losses	(7,389)			(8,238)
Total non-earning assets	47,137			43,721

Total assets	$580,862			$574,065

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$86,445	$151	0.17%	$73,681	$136	0.18%
Money market accounts	84,314	187	0.22%	81,925	297	0.36%
Savings accounts	54,474	32	0.06%	47,604	55	0.12%
Time deposits:
$100,000 and more	44,171	330	0.75%	57,746	531	0.92%
Less than $100,000	69,577	764	1.10%	85,367	1,157	1.36%

Total interest-bearing deposits	$338,981	$1,464	0.43%	346,323	2,176	0.63%
Federal funds purchased and securities sold under agreements to repurchase	10,000	360	3.60%	10,010	355	3.55%
Federal Home Loan Bank advances	32,250	1,096	3.40%	42,250	1,486	3.52%
Trust preferred capital notes	7,217	318	4.41%	7,217	317	4.40%

Total interest-bearing liabilities	$388,448	$3,238	0.83%	$405,800	4,334	1.07%

Noninterest-bearing liabilities:
Demand deposits	124,004			106,369
Other Liabilities	5,193			4,164

Total liabilities	$517,645			$516,332
Shareholders’ equity	63,217			57,733

Total liabilities and shareholders’ equity	$580,862			$574,065

Net interest income		$23,325			$24,086

Net interest spread			4.08%			4.21%
Interest expense as a percent of average earning assets			0.60%			0.80%
Net interest margin			4.31%			4.47%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Twelve Months Ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$70,134	$2,571	3.67%	$80,146	$3,108	3.88%
Tax-Exempt (1)	39,281	2,095	5.33%	38,285	2,117	5.53%

Total Securities	$109,415	$4,666	4.26%	$118,431	$5,225	4.41%
Loans:
Taxable	$413,281	$22,387	5.42%	$396,430	$22,826	5.76%
Non-accrual	2,731	—	0.00%	4,735	—	0.00%
Tax-Exempt (1)	4,786	306	6.39%	4,657	307	6.59%

Total Loans	$420,798	$22,693	5.39%	$405,822	$23,133	5.70%
Federal funds sold	92	—	0.00%	5	—	0.00%
Interest-bearing deposits in other banks	9,420	23	0.24%	17,219	37	0.21%

Total earning assets	$536,994	$27,382	5.10%	$536,742	$28,395	5.29%
Allowance for loan losses	(8,393)			(7,687)
Total non-earning assets	39,698			42,051

Total assets	$568,299			$571,106

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$80,500	$140	0.17%	$65,410	$168	0.26%
Money market accounts	84,241	210	0.25%	73,879	336	0.45%
Savings accounts	52,635	39	0.07%	47,852	56	0.12%
Time deposits:
$100,000 and more	48,065	380	0.79%	63,215	618	0.98%
Less than $100,000	71,810	817	1.14%	89,987	1,261	1.40%

Total interest-bearing deposits	$337,251	$1,586	0.47%	340,343	2,439	0.72%
Federal funds purchased and securities sold under agreements to repurchase	10,174	360	3.54%	15,742	364	2.31%
Federal Home Loan Bank advances	32,960	1,120	3.40%	44,214	1,685	3.81%
Trust preferred capital notes	7,217	318	4.41%	7,217	317	4.39%

Total interest-bearing liabilities	$387,602	$3,384	0.87%	$407,516	4,805	1.18%

Noninterest-bearing liabilities:
Demand deposits	115,667			104,041
Other Liabilities	3,864			4,048

Total liabilities	$507,133			$515,605
Shareholders’ equity	61,166			55,501

Total liabilities and shareholders’ equity	$568,299			$571,106

Net interest income		$23,998			$23,590

Net interest spread			4.23%			4.11%
Interest expense as a percent of average earning assets			0.63%			0.90%
Net interest margin			4.47%			4.40%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

GAAP Financial Measurements:
Interest Income - Loans	$5,532	$5,634	$5,748	$5,675	$5,837
Interest Income - Securities and Other Interest-Earnings Assets	947	952	1,014	1,064	1,112
Interest Expense - Deposits	368	377	396	444	548
Interest Expense - Other Borrowings	446	443	442	468	544

Total Net Interest Income	$5,665	$5,766	$5,924	$5,827	$5,857

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$26.0	$26	$26	$26	$25
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	172	174	181	186	189

Total Tax Benefit on Tax-Exempt Interest Income	$198	$200	$207	$212	$214

Tax-Equivalent Net Interest Income	$5,863	$5,966	$6,131	$6,039	$6,071